UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2023

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other events.

Effective July 20, 2023, Sierra Bancorp (the “Company”) (Nasdaq: BSRR) and the Company’s wholly owned subsidiary, Bank of the Sierra, changed certain Board of Director Committee assignments. Director Holly will be added to the Finance and Sustainability Committee and will no longer serve on the Audit Committee or the Nominating and Governance Committee. Replacing Director Holly on the Audit Committee is Director Abundis. In light of her addition to the Audit Committee, Director Abundis will no longer serve on the Finance and Sustainability Committee.

The following table reflects the revised Committee membership for all Company and Bank Board Committees:

	Nominating & Governance Committee	Audit Committee	Compensation Committee	Risk Committee	Credit Committee	Finance & Sustainability Committee
Albert L Berra	X	X	CC
Gordon T Woods	X	X			X
Ermina Karim	X			X	X
James C Holly					VCB	VCB
Julie Castle	X	CC, $	X
Kevin J McPhaill				X	X	X
Laurence S Dutto	X			X		X
Lynda B Searcy	X	X, $		CC
Michele M Gil				X		X
Morris A Tharp	CC/CB	CB	CB
Susan M Abundis	X		X		CC
Vonn R Christenson	X		X			CC

___________________

CC – Chairperson of Committee

CB – Chairman of the Board

VCB – Vice Chairman of the Board

$ - Financial Expert

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Executive Vice President & Chief Financial Officer
Dated: July 20, 2023	SIERRA BANCORP By: /s/ Christopher G. Treece Christopher G. Treece Executive Vice President & Chief Financial Officer